UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2020 (July 9, 2020)

Harte Hanks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2800 Wells Branch Parkway Austin Texas 78728 (512) 434-1100

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HHS*	New York Stock Exchange*

* On July 9, 2020 the staff of the NYSE Regulation, Inc. notified Harte Hanks, Inc. (the “Company”) that it determined to commence proceedings to delist the common stock of the Company (the “Common Stock”) from the New York Stock Exchange (“NYSE”). The NYSE will announce a suspension date (the “Suspension Announcement”) at such time as (i) the Company does not request a review of the determination by the Committee of the Board of Directors of the NYSE (the “Committee”) within 10 business days of the notice, (ii) the Company determines that it does not intend to appeal the determination, (iii) the subsequent review of the Committee determines that the Company should be suspended or, (iv) there are other material developments. After the Suspension Announcement, the NYSE will apply to the Securities and Exchange Commission to delist the Common Stock.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 9, 2020, Harte Hanks, Inc. (the “Company or “Harte Hanks”) was notified by the New York Stock Exchange (the “NYSE”) that the NYSE determined to commence proceedings to delist its common stock (the “Common Stock”) from the NYSE as a result of the Company’s failure to comply with the continued listing standard set forth in Section 802.02B of the NYSE Listed Company Manual to maintain either (i) at least $50 million in stockholders’ equity or (ii) at least $50 million in total market capitalization on a 30-trading day average basis. The NYSE will announce a suspension date (the “Suspension Announcement”) at such time as (i) the Company does not request a review of the determination by the Committee of the Board of Directors of the NYSE (the “Committee”), within 10 business days of the notice, (ii) the Company determines that it does not intend to appeal the determination, (iii) the subsequent review of the Committee determines that the Company should be suspended or, (iv) there are other material developments.

While the Company has the ability to appeal the decision by the NYSE, Harte Hanks’ Board of Directors has determined that it is in the best interest of the Company and its shareholders to immediately begin trading on the OTCQX® Best Market (the “OTCQX”). The NYSE has informed the Company that it will apply to the Securities and Exchange Commission (the “SEC”) to delist the Common Stock after the Suspension Announcement.

The Common Stock will begin to immediately trade on the OTCQX, which is operated by OTC Markets Group Inc. The Company will remain subject to the public reporting requirements of the SEC following the transfer to the OTCQX and expects the Common Stock will trade under the symbol “HRTE.”

The Company issued a press release on July 10, 2020, announcing that it received the notice of noncompliance with NYSE’s continued listing standard and that the Common Stock will begin trading on the OTCQX immediately. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated July 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTE HANKS, INC.

By:	/s/ Lauri Kearnes
Name:	Lauri Kearnes
Title:	Chief Financial Officer

Date: July 10, 2020